Amendment No. RI0910A
AMENDMENT
TO THE
MASTER LOAN AGREEMENT
THIS AMENDMENT is entered into as of June 23, 2011, between FARM CREDIT SERVICES OF AMERICA, FLCA ("FLCA"), FARM CREDIT OF AMERICA, PCA ("PCA") and GOLDEN GRAIN ENERGY, LLC, Mason City, Iowa (the "Company").
BACKGROUND
FLCA, PCA and the Company are parties to a Master Loan Agreement dated July 21, 2010 (such agreement is hereinafter referred to as the "MLA"). Hereinafter, the term "Lead Lender" shall mean FLCA. PCA or both, as applicable in the context. Lead Lender and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Lead Lender and the Company agree as follows:

1.	A new Section 25 of the MLA is being added in its entirety and shall read as follows:
SECTION 25. Settlement Line. Pursuant to that certain Revolving Term Loan Supplement No. R10910T02A, dated June 23, 2011 (as amended, supplemented or modified from time to time, the "Settlement Line Supplement"), the Company and Lead Lender agree that from time to time, Lead Lender may require, or the Company may elect, in each case in such party's sole discretion, that all or a portion of the loans outstanding under the Settlement Line Supplement be repaid using the proceeds of a revolving loan made pursuant to the Company's Revolving Credit Supplement No. RI0910S01A, dated June 23, 2011 and/or Revolving Term Loan Supplement No. RI0910T01, dated July 21, 2010 (as amended, supplemented or modified from time to time, the "Supplements"), subject in each case to the additional terms and conditions set forth in the Settlement Line Supplement and the Supplements.

2.	Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.
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IN WITNESS WHEREOF, the parties have caused this agreement. to he executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA	GOLDEN GRAIN ENERGY, LLC

By: /s/ Kathryn J. Frahm	By: /s/ Walter Wendland
Title: VP Credit	Title: President/CEO

FARM CREDIT SERVICES OF AMERICA, PCA

By: /s/ Kathryn J. Frahm
Title: VP Credit